Exhibit 99.1 Inozyme Acquisition May 19, 2025 1

Forward-Looking Statements Forward-Looking Statements This press release and the associated conference call contain forward-looking statements about, among other things, the proposed acquisition of Inozyme Pharma, Inc. (Inozyme) by BioMarin Pharmaceutical Inc. (BioMarin) and the business prospects of Inozyme and BioMarin, including, without limitation, statements about: the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the proposed acquisition; the prospective benefits of the proposed acquisition, including expectations that it will strengthen BioMarin's enzyme therapies portfolio and be a strong strategic fit for BioMarin; Inozyme's product candidate INZ-701 and expectations regarding its ongoing development, including the potential for INZ-701 to be the first treatment for children and adults with ENPP1 Deficiency, the potential benefits of INZ-701 for patients, the anticipated timing for data from the first Phase 3 pivotal study of INZ-701 in children, the anticipated costs of developing INZ-701 and the potential regulatory approval of INZ-701 in 2027; potential revenue for INZ-701; additional INZ-701 clinical programs intended to expand to patients of all ages; the anticipated market for INZ-701; plans for an INZ-701 pivotal study for adolescents and adults; INZ-701's potential to expand into additional indications where deficiencies in the Pyrophosphate-Adenosine Pathway contribute to disease pathology; the accounting treatment of the potential acquisition under GAAP and its potential impact on BioMarin's financial results and financial guidance; BioMarin's plans for external innovation, including BioMarin being in a strong financial position to acquire additional assets; BioMarin's ability to execute additional transactions in future quarters; statements about BioMarin's future financial performance, including the expectations of Non-GAAP Operating Margin percentage; and other statements that are not historical facts. Actual results could differ materially from those anticipated in these forward-looking statements. Except as required by law, each of BioMarin and Inozyme assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise. These statements, which represent each of BioMarin's and Inozyme's current expectations or beliefs concerning various future events that are subject to significant risks and uncertainties, may contain words such as may, will, would, could, expect, anticipate, intend, plan, believe, estimate, project, seek, should, strategy, future, opportunity, potential or other similar words and expressions indicating future results. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. Forward-looking statements reflect current beliefs and expectations; however, these statements involve inherent risks and uncertainties, including, without limitation, with respect to: consummating the proposed acquisition in the anticipated timeframe, if at all; how many of Inozyme's stockholders will tender their stock in the tender offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the effects of the proposed acquisition (or the announcement thereof) on Inozyme's or BioMarin's stock price and/or BioMarin's or Inozyme's operating results; unknown or inestimable liabilities; the development, launch and commercialization of products and product candidates such as INZ-701, if approved; the successful completion of regulatory activities with respect to INZ-701; the parties' ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that BioMarin and Inozyme will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; obtaining and maintaining adequate coverage and reimbursement for BioMarin's or Inozyme's products; the time-consuming and uncertain regulatory approval process; the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients, including with respect to current and planned future clinical trials of INZ-701; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to BioMarin's or Inozyme's business operations and financial results; the sufficiency of BioMarin's or Inozyme's cash flows and capital resources; BioMarin's ability to fund the acquisition with existing cash and investments; BioMarin's evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance; BioMarin's or Inozyme's ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the effects of the transaction on relationships with key third parties, including employees, customers, suppliers, other business partners or governmental entities, including the risk that the proposed acquisition adversely affects employee retention; transaction costs; risks that the proposed acquisition disrupts current plans and operations; risks that the proposed transaction diverts management's attention from ongoing business operations; changes in Inozyme's business during the period between announcement and closing of the proposed acquisition; any legal proceedings and/or regulatory actions that may be instituted related to the proposed acquisition; and other risks and uncertainties affecting BioMarin and Inozyme, including those risk factors detailed in BioMarin's and Inozyme's filings with the Securities and Exchange Commission (SEC), including, without limitation, the risk factors contained under the caption Risk Factors in BioMarin's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 and Inozyme's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, as such risk factors may be updated by any subsequent reports, as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by BioMarin and its acquisition subsidiary, Incline Merger Sub, Inc., and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Inozyme. Stockholders of BioMarin and Inozyme are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin and Inozyme are under no obligation, and expressly disclaim any obligation, to update (publicly or otherwise) or alter any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events or otherwise. ® ® BioMarin is a registered trademark of BioMarin Pharmaceutical Inc. or its affiliates. Inozyme is a registered trademark of Inozyme Pharma Inc. or its affiliates. Additional Information about the Acquisition and Where to Find It The tender offer for all of the outstanding shares of Inozyme described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Inozyme, BioMarin or its acquisition subsidiary will file with the SEC upon commencement of the tender offer. The solicitation and offer to tender and the offer to buy outstanding shares of Inozyme will only be made pursuant to a tender offer statement on Schedule TO, including an Offer to Purchase and related tender offer materials that BioMarin and its acquisition subsidiary, Incline Merger Sub, Inc., are expected to file with the SEC. At the time the tender offer is commenced, BioMarin and its acquisition subsidiary will file a Tender Offer Statement on Schedule TO, and Inozyme will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), AS WELL AS THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF INOZYME ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF INOZYME SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. The tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents), as well as the Solicitation/Recommendation Statement, will be made available to all investors and stockholders of Inozyme at no expense to them at SEC's website at www.sec.gov. Copies of the documents filed with the SEC by BioMarin will be available free of charge on BioMarin's website at www.biomarin.com. Copies of the documents filed with the SEC by Inozyme will be available free of charge on Inozyme's website, www.inozyme.com, or by contacting Inozyme's investor relations department at investorrelations@inozyme.com. The information contained in, or that can be accessed through, BioMarin's and Inozyme's websites is not a part of, or incorporated by reference herein. In addition to the Offer to Purchase, related Letter of Transmittal and certain other tender offer documents, and Solicitation/Recommendation Statement, 2 BioMarin and Inozyme file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by BioMarin and Inozyme with the SEC for free on the SEC's website at www.sec.gov.

Inozyme Acquisition: An Important Milestone • Deal builds on our 25-year legacy of developing innovative therapies for genetically defined conditions • Acquisition brings to BioMarin INZ-701, a Phase 3 enzyme replacement therapy for treatment of ENPP1 deficiency • Strengthens BioMarin’s enzyme therapies portfolio and will be part of the ET BU 3

About the Deal • BioMarin to acquire Inozyme Pharma for $4.00 per share in an all-cash transaction for a total consideration of approximately $270 million • BioMarin and Inozyme will continue to operate as two separate, independent companies • Transaction is expected to close in Q3 • A cross-functional Integration Team will be established to direct integration planning until closing • Our #1 priority is to ensure we do not disrupt the work underway to advance INZ-701 4 4

What We’re Hearing from the Investor Community “BioMarin Inozyme deal: Great fit, hopefully more to come” William Pickering, Bernstein “BMRN taking first BD step, and we like it” Whitney Ijem, Canaccord “INZY Deal Fits Like a Glove for Existing ERT Business, but How Large is ENPP1?” Joesph Schwartz, Leerink 5

About INZ-701 A Potential First-in-Disease Treatment • In Phase 3 development for ENPP1 deficiency, a rare genetically defined condition that affects blood vessels, soft tissue and bones • The condition is associated with a high risk of cardiovascular mortality, particularly for infants • The unmet need for patients is tremendous • Currently being advanced in three patient populations: children, infants and adolescents/adults • The pivotal study in children is expected to read out early next year, with potential regulatory approval in 2027 6

Deal Adds to Our Enzyme Therapies Business Unit Skeletal Conditions Enzyme Therapies ROCTAVIAN 7

Q&A Please post your questions in the Q&A

PURPOSE-DRIVEN. PATIENT-FOCUSED. FUTURE-READY. 9